Form C

Cover Page

Name of issuer:

Petit Vour, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 11/1/2012

Physical address of issuer:

1005 E Saint Elmo Rd
Austin TX 78745

Website of issuer:

http://www.petitvour.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

249,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $249,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$249,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

4/12/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

8

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$559,648.00	$391,307.00
Cash & Cash Equivalents:	$140,704.00	$143,590.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$169,308.00	$112,356.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$2,352,303.00	$1,654,738.00
Cost of Goods Sold:	$1,519,209.00	$1,145,731.00
Taxes Paid:	($71,325.00)	($19,373.00)
Net Income:	$128,822.00	$105,074.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Petit Vour, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Madeline Alcott	CEO	Petit Vour	2012
Ryan Miner	CEO	Petit Vour	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Madeline Alcott	CEO	2012
Ryan Miner	CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Madeline Alcott	50% Membership Interests	50.0
Ryan Miner	50% Membership Interests	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The demand and sales potential for cruelty-free, vegan beauty products may be lower than we expect. As the market begins to recognize the demand and desire for cruelty-free beauty products, a well financed competitor could come in and dominate the market with expensive marketing and retail stores. We can provide no assurance that our current or potential competitors will not provide products or services comparable or superior to those provided by us or adapt more quickly than we do to evolving industry or market trends. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which would materially and adversely affect our business, prospects, financial condition or results of operations. We cannot assure investors that we will be able to compete effectively against current and future competitors.

Our growth depends on our ability to retain and attract new customers. If we do not continue to do this, our business may not succeed.

We rely on third parties to supply the products in our subscription boxes. If any of these partnerships end, this may be a concern to investors.

As an LLC we have not authorized any Units yet. Investors investing in this SAFE agreement, are investing with an understanding that Preferred Units have not yet been authorized.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$249,000**

Use of Proceeds: 25% toward shop inventory, 25% toward pre-paid beauty box inventory to support faster growth, 25% toward advertising/marketing, and 20% toward hiring.

5% Wefunder Intermediary fee

If we raise: **$1,000,000**

Use of Proceeds: 25% toward shop inventory, 25% toward pre-paid beauty box inventory to support faster growth, 25% toward advertising/marketing, and 20% toward hiring.
5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. **An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"),when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**,
Investors will receive a number of Units calculated using the method that results in the greater number of **Units**:

(i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (90%) , or

(ii) if the valuation for the company is more than **$12 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

(iii) for investors up to the first **$250,000** of the securities, investors will receive a valuation cap of **$12,000,000** and a discount rate of 80%

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Major Investor Threshold Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive

- units equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

If the SAFEholders' units convert, they will be converted to Preferred Units. These have liquidation preferences, but do not have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	SeaCoast Bank (SBA Loan)
Issue date	07/01/18
Amount	$350,000.00
Outstanding principal plus interest	$350,000.00 as of 07/01/18
Interest rate	7.75% per annum
Maturity date	07/31/28
Current with payments	Yes

SBA Loan through SeaCoast Bank.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Petit Vour [peh-tee vohr] is a lifestyle brand, beauty box, and e-tailer offering the Creme de la Cruelty-Free™: a curated collection of beauty and fashion edited for efficacy, aesthetic, and ethics. Every product we sell is cruelty-free, plant-based, and non-toxic; they are also sourced with ethical manufacturing.

With a $250M - $1MM investment we hope to grow yearly revenue from $3MM to $35MM within 3-4 years. Multiple venture capitalists have already approached us to inquire about doing a series B raise in 2019.

Milestones

Petit Vour, LLC was incorporated in the State of Texas in November 2012.

Since then, we have:

- $5MM+ in revenue to date, without long-term debt or equity
- 30-150% YoY growth
- Over 85,000 orders and 20,000 customers in last 12 months (ending 6/30/18)

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $2,352,303 compared to the year ended December 31, 2016, when the Company had revenues of $1,654,738. Our gross margin was 35.42% in fiscal year 2017, compared to 30.76% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $559,648, including $140,704 in cash. As of December 31, 2016, the Company had $391,307 in total assets, including $143,590 in cash.
- *Net Income.* The Company has had net income of $128,822 and net income of $105,074 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $169,308 for the fiscal year ended December 31, 2017 and $112,356 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $350,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 1 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Petit Vour, LLC cash in hand is $120,000, as of October 2018. Over the last three months, revenues have averaged $220,000/month, cost of goods sold has averaged $147,000/month, and operational expenses have averaged $232,000/month, for an average burn rate of $159,000 per month.

Cash on hand fluctuates throughout the month between $50-130k and the recorded revenues are a little lower in the summer due to customers pausing subscriptions.

While we cannot guarantee it, we anticipate that revenue is going to go up significantly, because we just launched a new marketing campaign. Our projections have revenues over $300k per month by January. Our burn rate will therefore decrease. The only major expense increase is our advertising budget, to fuel some of that growth. It may seem like our runway is "1 month" but we could be profitable now if we lowered our ad budget (we've been net income positive at the end of every fiscal year thus far), but in order to achieve 100%+ yearly growth we're expanding our ad budget, hence the current higher burn rate. This higher growth rate is important to secure VC investment in 2019.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.petitvour.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Madeline Alcott
Ryan Miner

Appendix E: Supporting Documents

Petit_Vour_OA.pdf


PETIT VOUR
CLOVE + HALLOW

INVEST IN PETIT VOUR

maximum target met

$0
raised of $0 maximum target from 0 investors

Cruelty-free beauty, lifestyle, and fashion marketplace

Petit Vour is a lifestyle brand, beauty box, and e-tailer offering a luxurious collection of 100% cruelty-free products for women who care. We are unique because 100% of the products we sell are cruelty-free, plant-based, non-toxic, and sourced with ethical manufacturing. Everything is curated and shared with our customers via a monthly subscription and online retailer on track for $3 million in sales this year and have been income-positive every fiscal year since launch.



Ryan Miner
Co-CEO
Finance and Operations. Driven by innovation, beauty, and ethics. Univ. of Texas, Johns Hopkins.

Why you may want to invest

1. PROVEN SALES: $8M+ lifetime revenue. Expected $3M in 2018 revenue.
2. PROVEN GROWTH: 42-152% YOY growth.
3. PROVEN PROFITABILITY: Net income positive every year-end since launch in 2013.
4. MARKET ADVANTAGE: Largest customer base (by far) in vegan and non-toxic beauty box markets. Over 85,000 orders and 20,000 customers in last 12 months.
5. GROWTH POTENTIAL: $60 billion U.S. beauty market, with over 50% expressing interest in cruelty-free and plant-based beauty.

Our Ambition

U.S. consumers alone spent $60B on beauty last year - and 50% have expressed intent to spend more for ethical options. Petit Vour is perfectly positioned to ride the wave of consumer demand for ethical goods. We'll stop nothing short of becoming the largest beauty retailer in the world. With a $250K - $1M investment we hope to grow yearly revenue to $35M within 4 years. Multiple venture capitalists have already approached us to inquire about doing a series B raise in 2019.

petitvour.com

Dallas, Texas

$ 100 min

REMIND ME (1)

What you are investing in

Future Equity (Wefunder SAFE)

$12M valuation cap

First $250K investors of this fundraise will invest in a SAFE with a $12M valuation cap and 20% discount.

20.0% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $12M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$250+
25% discount code for one non-subscription shop purchase of any $ amount.

$500+
Petit Vour t-shirt (shipping included).

$1,000+
Free 12-month US beauty box subscription. Each box includes $45-60 of beauty for a total of $540-$720 of beauty throughout the 12-month subscription. We retail these subscriptions for $180. (International shipping would be an additional $5-7 per box.)

$10,000+
Name added to Petit Vour's investor's wall at Austin HQ + invitation to Petit Vour investor party in Austin, TX (hotel and airfare not included).

$25,000+
Private dinner for you and a guest with founders Ryan and Madeline in Austin, TX (1 night stay in hotel is included, but not airfare).

$50,000+
Private meeting with founders Ryan and Madeline at Austin HQ to discuss Petit Vour and its future. Seasonal phone calls to discuss company progress.

see less

cosmetics b2c retail

Why I Like Petit Vour

The world of vegan beauty can prove a bit beguiling, especially if you're just making the switch. But if it's something you're serious about (all the power to you), then Petit Vour could be worth investing in. You'll get to explore a lot of lavish vegan brands and find out what works for you.

Kaleigh Fasanella
WRITER FOR REFINERY29

THE BUZZ ABOUT PETIT VOUR

Give the gift that keeps on giving with this all-vegan non-toxic beauty subscription service. Finding good vegan makeup without animal testing takes some trial and error — and this is the perfect way for recently cruelty-free folks to find their new favorite products.


Rachel Krantz
Founding Editor of Bustle

I did check out Petit Vour, and signed up on the spot. Just got my first box last week, and immediately used my cool mud mask from Yarok, and my shimmery earth-toned eye shadow courtesy of Modern Minerals when I went out that night. I'm so fancy. You don't even know. You probably do know that upon getting my box, I couldn't have been more thrilled.


Melanie Curtin
eCommerce Writer for Huffington Post

Often considered the best beauty box in the business, this cruelty-free and vegan subscription box provides their subscribers the best of indie and mainstream beauty to their plethora of subscribers. Whether you're looking for newcomers like Clove + Hallow or fan favorites like Osea, this is a a wonderful box to expose you to the best in vegan beauty.


Yss Guererro
Writer for Viva Glam Magazine

Fashionable, eco-conscious beauty fans rave about Petit Vour's monthly subscription box. For $15 per month, you receive four personalized, generously sized, cruelty-free products that are perfect for sampling and vetted by beauty experts.

Emily Davidson Nemoy

Writer for Paste Magazine

Every month I look forward to receiving my cruelty-free box from Petit Vour like it's Christmas! I love Petit Vour and my subscription box for so many reasons, the main reason being that it has introduced me to some of my absolute favorite products and brands that I now cannot live without. They have such a thorough vetting process, I always know I'm getting the best of the best, from ethical brands I can feel great about supporting. Also, as a vegan fashion blogger, I love that they now feature ethically made vegan fashion on the Petit Vour website!

Molly T. @fashionveggie

Customer

Petit Vour is the go-to for shopping ethically and beautifully! Their dedication to cruelty-free fashion and beauty is outstanding, and I love their array of wonderfully curated brands.

Suzanna Rose

Founder of crueltyfreekitty.com

In a saturated market of monthly beauty boxes, Petit Vour takes center stage with its luxe selection of vegan, cruelty-free, and non-toxic beauty products. I've been a vegan beauty blogger for 10+ years and have tried a million different goodies from more brands than I can name, but I'm always discovering new, fun, swoon-worthy ones through Petit Vour. They always find the gems. Thank you PV for always bringin' it! xo

Sunny @veganbeautyreview

Customer

As a believer in ethical living and clean beauty, Petit Vour has always given me a chance to try new products that are suited to my standards. Whether you're a long time supporter or just starting out, they are my number one recommendation for a hassle free shopping experience.

Maesy

Customer

As always, Petit Vour Box makes me smile when it shows up in my mailbox! I really enjoyed this box and am very pleased with the total value of the box which is $50! I was also very happy that Petit Vour has a personalization feature (usually for the "star" product) & that I was able to choose the shade for Clove and Hallow Lip Glaze. This is my 7th box and I think it's such a fun way to try new products and brands every month at low price. ($15-18/box) Also, I love that with Petit Vour you get a mix of makeup, skincare, hair care and body care!

Valeria

Founder of Cruelty-Free, Vegan, and Clean Beauty Movement Blog "The Conscious Bee

I have had a subscription to Petit Vour for a few months now and I can honestly say it really is a great one to have! I've tried out a handful of boxes and this is one of the few I would recommend to my readers... Overall I thought this month's box was fun and I really enjoyed trying these items out! I've liked all of their boxes to date, because they allow me to try out new, safer products for just $15 a month, which is an amazing deal and if you are into non-toxic beauty products.

Amanda

Founder of Organic eRetailer "The Organic Bunny"

Petit Vour is one of my favorite subscriptions and this box had products that were perfect for me! I love sunscreen, the oil is great for my dry cuticles, I adore the formula and color of the lip gloss, and the lotion is my favorite product this month! This month's box had a value of around $32.45, which is more than double the cost of the box!

Hello Subscription

Subscription Box Review Site

Overall, for my first box, I was pretty impressed! The products were excellent quality, and the sizes were generous almost all-around. All-in-all, I found a new favorite facial mist, got to try out some skincare I'd been eyeing, and discovered a new 5-free nail polish brand and sulfate-free shampoo. The total value of my box month came out to $42 – well worth the $15 monthly cost!

Jessica

Founder of Beauty and Lifestyle Blog "Jessoshii"

...it can take time to sift through for those who stick to an animal-free beauty regime. That's where Petit Vour steps in. Although better known for its subscription box, the accompanying boutique is sorely underrated. There is an unmissable array of eco-vegan beauty products that include small batch brands to more established names like Juice Beauty. An added bonus is that you can even sometimes find travel sizes which are unavailable elsewhere – perfect if you're trying out a product for the first time!

Mayah Parmenter

Writer for Organic Authority

This box is the perfect subscription for the modern, ethical woman who is interested in luxury vegan. You'll see products in your box from brands like 100% Pure, Juice Beauty, One Love Organics and more. For only $15 a month, you'll receive about 4-5 curated products including everything from hair, skin and cosmetics.

Kristin Bousquet

Writer for StyleCaster

If you're looking for beauty products that are all-natural and free of synthetics, consider subscribing to Petit Vour's service for vegan beauty products, especially if your skin is super sensitive to chemicals.

Rachel Epstein

Assistant Digital Editor for Marie Claire

For a vegan, Madeline Alcott certainly has a dogged animal instinct. She sensed that her personal quest to hold brands to ethical principles would resonate with consumers and pounced on the opportunity to set a high bar in beauty at Petit Vour, the vegan subscription beauty box and boutique.

Rachel Brown

Writer for Beauty Independent

...if you prefer someone else make your beauty sample choices for you (no shame, it's nice to get presents!), cruelty-free, vegan beauty subscription services, like Petit Vour or Love Goodly, also make excellent gifts for yourself.



Rachel Krantz

Writer for The Daily Beast

The clean beauty movement is here, and it is here to stay. For the clean beauty lover in your life, the Petit Vour box is the perfect gift.



Anneke Knot

Assistant Beauty Editor at Real Simple

This box is the perfect subscription for the modern, ethical woman who is interested in luxury vegan.



Kristin Bousquet

Writer for Stylecaster

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March 20, 2018 @ glamour.com

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The World's First 100% Cruelty-Free Beauty Market

We built Petit Vour not for the eco-minimalist, but for the eco-indulgent woman. Someone who is progressive and smart but also wants to indulge.


PETIT VOUR
SUMMER 2018

The Shop

The largest cruelty-free product range of any retailer. Huge expansion opportunities.


FRENCH GIRL
rahua
be bold. be kind.
CLOVE + HALLOW

Subscription

First and only cruelty-free beauty box is revenue and customer driver. 10% box-to-shop conversion.

We Will Be the Amazon for Luxurious Ethical Beauty


WHY INVEST?
PETIT VOUR IS...
• The leading beauty box and e-tailer in a fast-growing industry; 50% of women now report they seek out and would pay more for products labeled *cruelty-free, plant-based,* and *non-toxic*[1]
• An authoritative brand; founders and team are rooted in the industry with vital experience and relationships
• Positioned with high growth opportunities to expand both horizontally and vertically; projected yearly revenue growth is $3MM to $35MM within 3 years



Five Year Anniversary and This is Just the Beginning

Five years ago we launched a subscription service for the world's most ethical beauty brands that didn't sacrifice quality. After two new offices, numerous press mentions, and over $5M in revenue we're finally raising outside capital to expedite growth.

April 2013

Petit Vour Launches

Madeline and Ryan decide the world needs more cruelty-free vegan beauty products. First press mention in VegNews.

May 2013

First Box Ships

200 amazing subscribers sign up right away. We were off to the races.

February 2014

HQ Established in Dallas

We hired our first team members and moved into a real office.

May 2016



Featured in Vogue

Featured as the best beauty box for indie beauty lovers.

Fall 2017



Fashion!

Petit Vour launches our first collection of ethical fashion.

November 2017

Win Best Subscription Box

VegNews was one of our biggest inspirations before we started PV, so to receive such a major award from them was an incredible honor.

Holiday 2017


AUSTIN
Capital of TEXAS

HQ 2.0 Established in Austin

Home, at last. That's how we feel in this spirited, animal-loving town!

Winter 2018

Raise capital to expand

Our marketplace is ready and user acquisition cost is low. It's finally time to raise outside capital to fuel our growth.

2019

Petit Vour Store

Beauty products are meant to be tried and tested. The subscription box limits what types of products we can share with people. A store will helpp us tell our story and invite new customers to experience the quality of creme-da-le-creme.

2020

25,000 Subscribers

Growing faster than ever while creating the market for ethical beauty.

A Lifestyle Brand for the Modern Woman

We're on a mission to discover and elevate the best ethical beauty and fashion sourced from around the globe. Curated to perfection, or as we call it, "The Creme de la Cruelty-Free," every product and piece has been edited for efficacy, aesthetic, and ethics. No longer do you have to decide between the look you desire and the values you wish to support. At Petit Vour, you can have it all, and authentically so.

We are unique as the only place on earth that provides an expert-vetted curation of cruelty-free, vegan, and non-toxic goods. Whether you're looking to swap out conventional beauty products for natural luxuries or refresh your wardrobe for one that's entirely free of animal-derived materials, we have something that will absolutely delight you.

At Petit Vour, we believe everyone should strive to be their ideal self and love out loud or, in other words, #beboldbekind.

Join us!



Madeline Alcott

Profitable Since Day 1


Projected Revenue 2018: $3,000,000
$3M
$2.25M
$1.5M
$750K
0
20%
15%
10%
5%
0
Holiday Season
2013
2014
2015
2016
2017
2018
Annual Revenue
Profit Margin

The Numbers

Growing 42%-152% year over year since 2013.

50+%	Customer base is non-vegan
90%	Subscription box retention
$30	Cost of customer acquisition
$94	Customer lifetime value
$81	Average order value
42%-152%	YOY revenue growth

Meet the Founders

It all began back in 2012 when it dawned on us just how slim the pickings were for someone who desired beautiful, ethical beauty, and fashion. We'd spend hours perusing in various boutiques, trying to find something cruelty-free that excited us, but we regularly ran into the same disappointing realizations — that animal skins, sweatshop labor, and toxic ingredients were (and unfortunately still are) the norm. On the rare occasion we'd stumble upon something that fit our values, it was usually lackluster. Frustrated that no store reflected both our contemporary style and progressive ideals, we set out to create the space ourselves. We wanted an uplifting, authentic retail brand that embodied our sophisticated style and joyful spirit and made shopping cruelty-free effortless. So, we quit our day jobs in education and retail and launched Petit Vour.



Ryan Miner

Co-CEO

Finance and Operations. Driven by innovation, beauty, and ethics. Univ. of Texas, Johns Hopkins.



Madeline Alcott

Co-CEO

Cruelty-free public speaker. NYC runway model. Studied Education at Univ. of Texas. Vegan 10+ years.

AND THE REST OF THE TEAM



Jan Marie Makowski

Creative Producer

Expert in visual and brand identity. Took Kendra Scott to $1B valuation. MFA in Photography.



Nabila Juma

Lead Graphic Designer

Developer, Graphic Designer, Photographer, and Copy Writer. Maryland Inst. College of Art, Cornell.

Interview

– COLLAPSE ALL

WF: How did the business get started?

PV: It got started about five years ago. I was in school at Johns Hopkins, earning my second degree, and my co-founder, Madeline, was living on the east coast as well. She'd been interested in beauty for a long time and had been vegan for about seven years. The cruelty-free beauty industry was expanding, and there were a lot of small brands starting that you couldn't access in brick and mortar retail locations. That time period also was sort of the dawn of subscription boxes. Madeline saw a really good opportunity to provide a way for people to sample all of these vegan, plant-based, cruelty-free products.

The business grew quickly, and within about a year, I left school to partner with her. We both knew early on that we wanted Petit Vour to be more than a subscription box. Customers needed more than a way to sample these items, so an online shop was a natural step for us.

WF: How did your product evolution happen?

PV: It started based on the needs of our customer base and developed into a more strategic, long-term focus. You're never smarter than the collective mind of your customer base, so the "strategy" is really just being better at learning from customers and then planning with a longer-term focus.

Within a year of starting the subscription box, we launched the retail shop. It made sense that it would be simpler for customers to purchase through us than to search for the websites of each of the brands they'd tried and then buy the products individually from each company's site.

Once we saw how quickly that grew sales-wise, we realized that we should start experimenting and bringing in new products. The first was vegan leather handbags. One of those brands, Angela Roi, has grown to be our highest-selling individual brand.

We brought in more and more items. Shoes did exceptionally well. We brought in fashion this past year. Growth has been driven by the customer. They were asking for something, and we brought it in, and it sold really well.

WF: Why do people identify with your brand as opposed to some competitors?

PV: In the vegan and non-toxic retail markets, we're a very unique brand. Vegan, cruelty-free, and plant-based lifestyles have been around for many years, but they tend to align themselves with eco-minimalism. When we started Petit Vour, it was very important to us to build something that was more accessible to mainstream women who want cruelty-free products but don't want to be restricted to a minimalist lifestyle. We built Petit Vour not for the eco-minimalist, but for the eco-indulgent woman. Someone who is progressive and smart, who cares about her effect on the world, but who also wants to indulge. Everything from our branding to product selection to content is designed with this in mind. And we wanted to build Petit Vour to be able to exemplify a complete cruelty-free lifestyle, a brand that could develop everything from fashion to accessories to beauty in a way that wasn't awkward at all.

Interestingly, more than 50 percent of our customer base is non-vegan. And we didn't expect that, especially because we've done little-to-no marketing outside of the vegan industry. But, while reviewing the responses to questions we ask on the beauty profiles, we noticed that more than half of our customers were not vegan. We realized that our brand had a lot of mainstream appeal, even when we weren't advertising it that way.

We're now developing our brand further to reach the much larger cruelty-free audience. More than 50 percent of women are interested in cruelty-free beauty and ethical fashion, whether it's fair trade or sweatshop-free. In 2015, 57 percent of women said it was moderate to very important when they looked for beauty. Another study showed that over 40 percent of women would pay more for cruelty-free products. And so, we decided to utilize "cruelty-free" a lot in our branding, rather than just vegan and non-toxic.

Of course, we're still entirely plant-based, but we really want to bring Petit Vour to mainstream audiences in a way that other vegan companies like Hampton Creek have brought vegan products to places like Walmart and Target. Every 7-Eleven in the United States has vegan mayonnaise on their prepared foods, and you wouldn't even know it. You get your hotdog and they put vegan mayonnaise on it. Hampton Creek got that deal because they positioned themselves as a mainstream alternative. We don't want to be in Walmart or 7-Eleven, of course, but there are some parallels between our strategies. The parallel is how we're focusing on "cruelty-free" as a fairly universal value, whereas Hampton Creek focuses on a "healthy alternative" as a universal value. We are meeting that mainstream concern for health and cruelty-free products. But there are some big differences between us and Hampton Creek. We're more value-forward, because "cruelty-free" is inherently ethical whereas "healthy" is less so. The Petit Vour brand is not meant to be quietly among the mainstream—our mantra from the beginning has been Be Bold Be Kind. But we're finding ways to bridge the gap between vegan products and mainstream ethical concerns, so that our boldness inspires a greater audience.

WF: Why wouldn't people buy cruelty-free products?

PV: I suppose, simply put, they're just not finding the same benefits that non-cruelty-free products are providing them—or the same benefits that non-cruelty-free retailers are providing them. And like anything else, it's a combination of reality and perception. Searching for the little bunny on that back of a product at Sephora doesn't fully capture and reward you for the decision you are making. Our beauty is made up of the ways we feel, act and look. As cruelty-free products catch up to the rest in terms of efficacy, the ways that they surpass in how they make us feel will only become more pronounced. Cruelty-free beauty products, when effective, make you more beautiful because they capture a wider view of beauty.

WF: If it's so clear that the audience cares, why aren't brands like Procter & Gamble or Johnson & Johnson doing cruelty-free?

PV:

It's very difficult promote cruelty-free products when you're a company that has non-cruelty-free products. If you try to do both, it's very difficult. The industry requires authenticity.

Animal testing and toxic ingredients are interwoven into traditional manufacturing and retailing. And if you launch a cruelty-free product, it tends to draw attention to the fact that the rest of your products are not cruelty-free. As a retailer, if you launch a cruelty-free section, you risk upsetting all your other brands. We've seen this with companies like Birchbox creating an "ingredient conscious" section. It draws attention to the questionable ingredients in the rest of your shop. And with a "cruelty-free" section, aside from upsetting your other brands, it would hinder the retailer from creating a customer experience that truly acknowledges and inspires that ethical concern. The branding and advertising options are limited and it works against building trust with your customers. It's difficult to convey authenticity and build trust with consumers on these issues if you offer conflicting standards

WF: And how many 100 percent cruelty-free companies are there?

^

PV:

There are hundreds of cruelty-free beauty brands, though not many retailers. There are some non-toxic retailers that don't have products tested on animals, so they are technically cruelty-free, but the experience is positioned as a healthy alternative for your beauty routine, so it's a completely different customer experience. At Petit Vour, we brand ourselves as the "creme de la cruelty-free," and our language and visuals present a value-forward beauty ideal, so that is what customers are going to experience when they shop with us. We view the world through a different lens. There's really few like Petit Vour in that regard.

WF: How have you been able to stand out in a saturated industry?

^

PV: Countless beauty boxes have come and gone during our five years in business. It's very hard to serve the brand and the customer at the same time. They both have different desires, and that balancing act is one of the biggest hurdles for a beauty box to keep up. That's the major reason that our niche is surprisingly not that saturated. Because a niche market can make it even more difficult. Fewer brands, most with smaller marketing budgets, ends up making the balancing act of producing a profitable subscription service that much harder. It was no easy task building a beauty box with triple-digit yearly growth that was income-positive every year. So, on one hand, we've stood out by navigating the beauty box industry very well.

But we've also stood out with the brand we've built. We built a style-forward brand with mainstream appeal and very strict standards. On one hand, that's very hard to get off the ground, because you have to convince these niche brands to work with you when they don't have money to risk. But over time we've proven our value—our conversion rate is among the best in the industry—which makes our beauty box one of the most cost-effective marketing strategies for brands in our industry. So it's much easier now, because we have a lot of data to show to potential brands. And that's also why we have brands that have been feature 5+ times over the past few years. Some we work with 3+ times per year. Everyone knows to measure a beauty box by its customer retention rate, but you should also look at their brand retention rate. Do those featured brands come back again? If so, how often? That a resource that can dry up quicker than anything else.

WF: It sounds like the box is really well put together. Do you make much profit on that? ^

PV: Our beauty box and the shop have similar profits (around 30%) and both have exceptional rewards aspects to them. With our beauty box, subscribers get $4 back each month for reviewing the products in their boxes. With non-subscription purchases in the shop, customers get 20% back in PV Points, which can be redeemed to use on future purchases.

Our rewards are unique, because, a rewards program is typically going to devalue the product that you sell. There's a reason Louis Vuitton doesn't have a program where you get 20 percent back when you buy a bag. I don't need to incentivize you to buy a luxury bag. If I give you a discount, I'm jeopardizing the brand or at least devaluing it in my marketing. But, we have a unique ability to offer rewards while enhancing brand image for the brands we work with. We're founded on being an ethical business, and every aspect of our branding reinforces this, so our rewards program is wrapped into this same ideal of being honest, authentic, and supporting the brands that we care so much about. So, our rewards program has the opposite effect of most out there. It enhances the value of a product to be among the "creme de la cruelty-free," all while providing an affordable means to shop.

WF: Do you have any numbers around cost of acquisition for the subscription box?

PV: Our acquisition cost ranges from $10-60, averaging around $30. Our cost per acquisition on social media is $40-60, depending on budget, and our blogger and affiliate network is $10.

WF: What is your customer lifetime value?

PV: Our lifetime value is $90 to $98. That's based on attracting a new beauty box customer.

WF: What size of product do customers get in the subscription box?

PV: We do some full-sized, but mostly travel. The things that tend to be full-sized will be makeup items, because makeup samples can sometimes be difficult to make, whereas you can do a smaller sample of a skin-care item more easily. You get 2-10 uses in the smaller sizes.

WF: When you keep sending customers a subscription box with five or ten products in it, and they buy some of the products for ongoing use, what happens when they develop a regimen and don't need more samples?

PV: Though this can happen, and these customers typically end up becoming avid shoppers with us rather than subscribers, more often customers want to take a break for a while. We have a very open cancellation policy. Cancel anytime, and we wish you well and hope to see you soon. And we're definitely helped by the fact that we're based on these principles and we emotionally connect with our customer base. That means most of these customers come back after taking a break. It's fun, and you feel good about yourself because you're doing something positive, and you get these great brands. And new brands and products are being launched all the time, so there's usually a reason to re-subscribe. That's why our retention is around 90 percent per month.

WF: How do you measure progress as a business?

PV: Customer lifetime value, cost per acquisition, repeat customer orders, repeat brand features, and of course sales growth. We're positioned to scale. We have the branding, product, infrastructure, and personnel to scale Petit Vour rapidly.

WF: How are you planning on evolving as a business?

PV: At the end of 2017, we opened up new headquarters in South Austin. We worked with a contractor to build a beautiful 6,500 sqft building perfectly suited to our needs, and this new setting has helped us attract a really fantastic team. We got an amazing creative producer to join our team from Kendra Scott, which is an Austin-based company valued at $1 billion. The campaign you see on our website now is one of the first major campaigns she's done for us. Incredible stuff. We're really excited to have her.

Filling out our team as put us in a position to scale all aspects of our business. Scaling the beauty box is one of our major goals over the next 12 months, particularly because our free cash flow per subscriber goes way up as we increase our subscription count. Currently it's under $1.80 per box, but once we scale from 10,000 to 30,000 subscribers, it will go up to $5 per subscriber—tripling per customer, meaning nine times the amount of free cash flow. We'll also be expanding our product selection in all areas of our business.

Company-branded products are another exciting step coming up for us. Not necessarily Petit Vour beauty products, because that could be a conflict of interest with our beauty brands that we want to promote, but other product areas. A lot is in the works with this, but I can't give specifics at this point.

Another major evolution will be in how we connect with our customers. Events, brick and mortar, and more. We have a human brand, and a real connection to our customer base. Meeting them in-person is the next step, and we're so excited for that potential.

WF: What percentage of the box do you produce versus sourcing from other producers?

PV: Everything is sourced. We don't manufacture anything now, but that is a potential in the future. I think it's a bit of a conflict of interest with the subscription box model. If we were to manufacture our own products, they would be select items that wouldn't be threatening to brands we carry. In the beauty realm, a makeup palette or a makeup bag would be a good example. But we have lots of other ideas like stationery, thank you cards, journals, notebooks, calendars, and more.

There's a huge potential to incorporate our values into products. We're exploring that option in ways that won't compete with the brands that we have in the beauty box. We want to be impartial. It's hard to be impartial with the beauty box when you make one out of the four products.

WF: How do these companies think about you? You provide a huge amount of affiliate traffic to them.

PV: We have great relationships with the brands we carry. And we have a lot of success stories with brands we've featured in our box. I'll just give one, French Girl Organics. They were an Etsy brand when Madeline found them. She immediately fell in love with the brand. Madeline, our co-founder, is very good at finding niche boutique brands that don't have a large e-commerce presence. Not long after we featured French Girl, they were in Anthropologie. They've exploded. And this is not uncommon. There are multiple brands that we've found when they were small, and they end up doing really well. Anthropologie's one of the retailers that has picked up a lot of beauty brands that we bring in. Free People as well.

Of course, Petit Vour's unique and elevated branding helps build positive brand relationships, but beyond that we're company made up of good people. Petit Vour's values are the held strongly by Madeline, me, and the whole team. And with brands, we don't promise things we can't give. The proof is in our repeat brand features. What we give them keeps them coming back, and their great products keep us wanting more as well.

WF: Can you talk a little more about Madeline's role and background, as well as yours? Why is this the best team to take over the industry in this way?

PV:

Madeline, our co-founder and co-CEO, deals primarily with the brand and visual identity. She's also the face of Petit Vour, though I'm coming out of the shadows a little bit now. Long before Madeline started Petit Vour, she walked the runway for Vaute Couture in New York. She'd built a lot of industry connections, and over the years, she's only gotten more networked into that industry. She given public talks a number of times. She's run our social media accounts since the beginning. So, she's built hundreds of vital connections in the industry, and she has the same passion for authenticity standards.

I mostly oversee operations, quality control, and the technical aspects of Petit Vour, and then our KPI's and such. I studied finance at the business school at the University of Texas, and then I went to Johns Hopkins for a second degree before leaving to focus on Petit Vour fully.

We have a very positive company atmosphere because we've been very selective with the people we've brought on. Once that starts to unravel, it's hard to attract people to fix it, so you've got to keep it really positive and have high standards at the same time, from the beginning.

A lot of our key team members are in the creative realm. Our creative team has some exceptional members, like our creative producer, Jan Makowski, which I mentioned earlier. She was at Kendra Scott when they went from $2 million to $500 million in yearly sales. She's familiar with the environment of a fast-paced, growing company. She's seen the type of work ethic that is required to get there. She's also seen how companies change as they grow from a small size to a very large company that was just valued at $1 billion. She runs all of our video and digital photography and influences our creative and design choices. She has an MFA from University of Delaware.

Nabila Juma is our UX designer, and has grown with us from nearly the beginning—front-end developer, graphic designer, photographer, photo stylist, and copy writer. She's a vital member of our creative team.

WF: When you think about the future of the business and its place in beauty, fashion, and beyond that, what is the plan? ^

PV: The industry is big. The worldwide potential is massive. We're pretty heavily in Canada right now. In just the US, though, you're still talking $60 billion a year. Even if you take a very conservative estimate of interest in cruelty-free, it's a $10 billion industry, and it's growing. So, even doing what we're doing now, we can be 10, 20, 50 times our size. It's already there.

We have plans to grow not just in what we do, but we can expand horizontally and vertically throughout the cruelty-free industry. From the beginning, it was important to us to craft a brand that represented a cruelty-free lifestyle, not a service, not a product, not one thing, but an ideal. So Petit Vour is a beauty ideal. Smart, progressive, indulgent—that's what we stand for.

There are so many ways to grow Petit Vour. We could expand all the way across the industry into food. Then, there's brick and mortar, of course. I think brick and mortar is not for every brand, but for us, I think it would work very well. Practically speaking, a beauty product is experiential. You want to touch it, feel it, try it, and sample it, in person. But our brand is the same way. We're not just a retailer or a service. Petit Vour embodies human values to the point it becomes an ideal in an of itself—like Nike's Just Do It. You can emotionally identify with the brand, to the point that being able to physically enter a store adds significantly to the customer experience. Take another brand, Anthropologie, they don't just sell you an item. They're selling you this experience, they're selling you a well-cultured, worldly, artistic brand, that is best experienced in their store. Petit Vour has an even greater potential to mean more to the customer than the product they are purchasing. We have a similar dreamlike brand like Anthropolgie, the kind that makes people want to physically experience it, except that (similar to a brand like Nike) the Petit Vour brand also empowers the customer to become the brand. Be Bold Be Kind, that's our Just Do it.

We would take that step very carefully and make sure we had the expertise and plenty of funding lined up. None of our team members currently have experience designing or launching brick and mortar. We would get that experience before we ever decided to go in that direction. But we have some really cool brick and mortar events up our sleeve that we plan to launch on a small scale.

WF: Presumably to move on to retail, you have to start your own brand, right? ^

PV:

We'd take a similar route as Anthropologie (not in business ethics, just in retail strategy). Though they make some of the products they carry, mostly they're a curated retailer, and then they wrap their product selection in a dreamlike shopping experience.

We don't want to try to make that best thing in beauty. It's already out there. There are hundreds of brands that are doing it and getting better every year. We want to craft a place that enhances these products and wraps them into a cruelty-free shopping dream, with the creativity and magic you'd find at Anthro and the empowerment you'd find at Nike.

WF: What are you worried about? What keeps you up at night as a founder? What are your concerns?

PV:

From the very beginning, we knew that there were all of these things that Petit Vour could be, but it was just a subscription box with 500 subscribers at that time. And then it was a subscription box with 800 subscribers and then 1,000 and then 2,000, and then more. But there's so much more that we can accomplish than just growing our beauty box and inventory. We've been waiting for the chance to capitalize on these ideas, and that wait causes some fear.

My fear would be that we don't move quickly enough to capitalize on the immense opportunities at hand. Big VCs approach us all the time, because these opportunities are apparent, but we've been afraid to give up too much control of our company to an investment group that doesn't share our vision. If I lose any sleep, it's because I think I should be up and working. With the opportunity at hand, work equates to growth—hence the 50-150% yearly growth we've maintained since launching.

And, with regards to protecting our integrity, I feel that one way for us to grow quickly enough while guarding our values is by raising equity through Wefunder's platform. Our business is unique and the need for us is massive. I have zero fear of not working. We haven't had a year that we weren't net income positive. We're not worried about running out of money; we're just worried about growing faster. And when you want to grow from $3 million to $35 million in three years, you need to raise some money.

WF: As consumer tastes are so frequently changing, what is your protection against someone else coming in and replacing you?

PV:

In the cruelty-free industry, the need is massive and is not being served. It's growing every day. People are starting to realize this, and that's why you have brands popping up all the time. As much as it is good for the industry, your risk as a company is to go out of style when the next brand comes in.

I like to think of the cruelty-free industry as the gold rush. A valuable consumer demand is being discovered and everyone's rushing to build their brand and product. So, when you think about the gold rush, the surest bet isn't to go dig for gold; it's to facilitate the miners. That's what Petit Vour does. Our beauty box and shop assist the cruelty-free gold rush. We connect the best brands in the industry to consumers.

The industry isn't going anywhere. There's a zero percent chance that the cruelty-free concerns the public has are going to turn 180 degrees and go back. That's just not how progress works, and there's no reason to think that's ever going to happen. So, we're facilitating a growing industry. Brands and consumers are rushing to it to find that next thing that they love, and we're going to be the ones that help them do it. We feel very secure in that.

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RISKS

1 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Petit Vour is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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